Exhibit A
JOINT FILING AGREEMENT
     We, the signatories of this Statement on Schedule 13G to which this Agreement is attached, hereby agree that such Statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us.

Dated: September 25, 2008	SINGAPORE TECHNOLOGIES TELEMEDIA PTE LTD
	By:	/s/ Pek Siok Lan
		Name:	Pek Siok Lan
		Title:	Company Secretary

Dated: September 25, 2008	STT COMMUNICATIONS LTD
	By:	/s/ Pek Siok Lan
		Name:	Pek Siok Lan
		Title:	Company Secretary

Dated: September 25, 2008	RHAPSODY HOLDINGS LTD
	By:	/s/ Stephen Geoffrey Miller
		Name:	Stephen Geoffrey Miller
		Title:	Director